SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 30, 2005
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter )

Delaware	000-23186	62-1413174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)
2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)
(205) 444-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A amends the Form 8-K filed by BioCryst Pharmaceuticals, Inc. on November 30, 2005 (file no. 000-23186) (the “Form 8-K”).

Item 1.01 Entry Into A Material Definitive Agreement.
As disclosed in the Form 8-K, on November 30, 2005, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it entered into a Development and License Agreement dated as of November 29, 2005 (the “Roche Agreement”), with F.Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (collectively “Roche”). The Roche Agreement is a collaboration between the Company and Roche for development of the Company’s clinical compound BCX-4208 for transplantation and autoimmune diseases.
The Form 8-K included a description of the material terms of the Roche Agreement. A redacted copy of the Roche Agreement is attached as Exhibit 10.2 to this Form 8-K/A and incorporated herein by reference.
Item 9.01. Exhibits.

Exhibit No.	Description

10.2	Development and License Agreement dated as of November 29, 2005, by and between BioCryst Pharmaceuticals, Inc. and F.Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (Portions omitted pursuant to request for confidential treatment.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.2	Development and License Agreement dated as of November 29, 2005, by and between BioCryst Pharmaceuticals, Inc. and F.Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (Portions omitted pursuant to request for confidential treatment.)